Exhibit 10.6

April 17, 2008

TO WHOM IT MAY CONCERN

To clarify our understanding of the Exclusive License and Distribution Agreement (the “Agreement”) dated August 3, 2006 between Reduct NV and Geospatial Mapping Systems, Inc. (“Geospatial”) and the two successive addenda dated December 21st, 2007 and March 21st, 2008, we confirm that should Geospatial fail to pay Exclusivity fees as defined in Schedule 3.1 of the Agreement other than payments already agreed, or should Geospatial fail to achieve at least 70% of its Intercompany Sales as defined in Schedule 3.1 of the Agreement, Geospatial will be able to use the systems in its possession freely and Reduct will continue to service those systems under normal commercial conditions. In case Reduct appoints a new or additional US distributor, we expect that Geospatial will be able to, directly or indirectly, purchase further Reduct systems.

Otto P. Ballintijn
Managing Director
Reduct NV

Reduct n.v.	Molenberglei 42 • 2627 Schelle • Belgium
Tel.: +32(0)3 451 77 39	BTW/VAT: BE 476.198.536
Fax: +32(0)3 451 77 31	H.R.A.: 348.184 • KBC: 735-0030244-65
www.ductrunner.com	IBAN: BE18 7350 0302 4465 - BIC KREDBEBB